UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8885 Rehco Road, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 398-3517 ext. 308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT.

(a) On October 22, 2008, Bio Matrix Scientific Group, Inc. (the “Company”) dismissed the firm of Chang G. Park, CPA (“Park”) as the Company’s independent registered public accounting firm. The decision to dismiss Park was recommended and approved by the Company’s board of directors.

Park’s report of the Company’s financial statements for the fiscal years ended September 30, 2007 and September 30, 2006 did not contain any adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. The audit reports prepared by Park for the fiscal years ending September 30, 2007 and 2006 contained a paragraph with respect to the Company's ability to continue as a going concern.

During the most recent fiscal years ended September 30, 2007 and 2006 and through any subsequent interim period preceding Park’s dismissal as the Company’s independent accountant on October 20, 2008 there were no disagreements with Park on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

None of the following events occurred within the Company’s two most recent fiscal years and the subsequent interim period preceding Park’s dismissal:

a.

Park advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist;

b.

Park advised the Company that information has come to Park’s attention that has led it to no longer be able to rely on management’s representations, or that has made it unwilling to be associated with the financial statements prepared by management;

c.

(1) Park advised the Company of the need to expand significantly the scope of its audit, or that information has come to Park’s attention during such time period that if further investigated may:

i.

Materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or

ii.

Cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, and

(2) Due to Park’s dismissal or for any other reason, Park did not so expand the scope of its audit or conduct such further investigation; or

d.

(1) Park advised the Company that information has come to Park’s attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Park’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and

(2) Due to Park's dismissal, or for any other reason, the issue has not been resolved to Park's satisfaction prior to its dismissal.

The Company provided Park with a copy of the disclosures in Item 4.01 of this Report and requested that Park furnish the Company with a letter to the Securities and Exchange Commission stating whether it agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of that letter from Park will be filed by an amendment to this 8-K when received by the Company.

(b) On October 22, 2008, the Company’s Board of Directors approved the engagement of Moore & Associates, Chartered (“Moore”), as the Company’s independent auditor and independent registered public accounting firm. Until the appointment by the Company’s Board of Directors, there was no prior relationship between the Company and Moore.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: October 22, 2008

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